Exhibit 99.1

For Release:  4:01 p.m. Eastern, August 02, 2012

MOLYCORP REPORTS SECOND QUARTER 2012 RESULTS

HIGHLIGHTS:
•Molycorp's Project Phoenix remains on-time to ramp up production at Mountain Pass to a Phase 1 rate of 19,050 metric tons (mt) per year in Q4 of 2012, and to mechanically complete its Phase 2 capacity of 40,000 mt by year end. Project Phoenix recently exceeded three million work hours without a Lost Time Incident.

•After closing its acquisition of Neo Materials (now known as Molycorp Canada) in June, Molycorp now produces rare earth magnetic materials as well as a variety of high-purity, custom engineered products from 13 different rare earths (lights and heavies), five rare metals (gallium, indium, rhenium, tantalum, and niobium), and the transition metals yttrium and zirconium.

•Molycorp's newly acquired product line of bonded magnet alloy powders, produced by Molycorp Magnequench, had a record quarter with 1,880 metric tons of alloy powders sold at an average sales price of $50.24 per kilogram (kg). During the period from June 12, 2012 to June 30, 2012, 386 mt of these powders contributed to Molycorp Canada's financial reporting.

•Molycorp's ultra-pure advanced materials facility in Zibo, China was notified on July 27, 2012 that it had passed the environmental inspection and met requirements to be fully permitted by the Chinese Ministry of Environmental Protection.

•Molycorp recorded Q2 GAAP net sales of $104.6 million, based on an average sales price of $52.48 per kg of rare earth oxide (REO) equivalent product. Average sales prices for rare earth products were positively influenced in the quarter by value-added customized rare earth products from Molycorp Canada. The Company also sold 93 mt of rare metals at an average sales price of $187.85 per kilogram.

•The Company reported a Q2 GAAP loss of $0.71 per diluted share and a loss of $0.03 on an adjusted non-GAAP earnings per diluted share basis, taking into account operational expansion items, out-of-ordinary business expenses, and certain non-cash items.

Greenwood Village, CO (August 2, 2012, 4:01 p.m. Eastern) — Molycorp, Inc. (NYSE: MCP) (“Molycorp” or the “Company”) today announced financial and operating results for the second quarter 2012.

"Molycorp continues to make significant progress on our three strategic priorities: completing Project Phoenix, commercializing XSORBX, and integrating Neo Materials (now known as Molycorp Canada) into Molycorp," said Mark Smith, President and Chief Executive Officer. "Our phased start-up of Project Phoenix Phase 1 is in full-swing, and we are on target to meet our accelerated schedule of achieving the Phase 1 production rate of 19,050 metric tons in Q4."

Smith continued: "We successfully completed the acquisition of Neo Materials during the quarter, and are now producing a full range of ultra-pure, highly engineered custom materials, including heavy rare earths. Molycorp Magnequench had a record quarter in Q2 2012, selling 1,880 mt of alloy powders. In the brief integration period to date, I continue to be impressed with the knowledge, work ethic, and passion which all of our employees bring to the Molycorp family. I continue to believe the addition of Molycorp Canada better positions the Company through diversification into new geographies and sophisticated end-use markets. Our vertical integration into a comprehensive provider of advanced materials has expanded significantly with the addition of Molycorp Canada."

QUARTERLY RESULTS

Net sales for the quarter were $104.6 million, up 5% from the second quarter 2011. Molycorp Silmet and Molycorp Metals & Alloys (MMA) were acquired during the second quarter of 2011, and Molycorp Canada was acquired on June 11, 2012, which both contributed to net sales during Q2 2012.

Molycorp's second quarter GAAP gross loss was $4.1 million during the quarter, compared to gross profit of $56.7 million during the second quarter of 2011.  Gross profit decreased substantially from the prior year period as a result of lower product volumes shipped, lower prices, increased production costs, and other transaction costs related to acquiring Molycorp Canada. Gross loss during the quarter was negatively impacted by $30.4 million of expenses related to certain inventory write-downs, the impact of purchase accounting, stock-based compensation in cost of sales, and abnormal costs.

Molycorp’s second quarter GAAP loss attributable to common stockholders was $67.6 million, or a loss of $0.71 per diluted share. Earnings decreased substantially from the prior year period as a result of lower product volumes, lower prices, costs related to the Project Phoenix transition, and other transaction costs related to acquiring Molycorp Canada. Adjusted loss per diluted share of $0.03 reflects operational expansion items, out-of-ordinary business expenses, and certain non-cash items as compared to U.S. GAAP loss per share, such as $52.8 million related to the acquisition of Molycorp Canada, $19.5 million in consolidated inventory write-downs, and $8.4 million in purchase accounting adjustments impacted earnings, among others.

2012 OUTLOOK

As of August 2, 2012, the Company is re-affirming its annual production of REO equivalent products to be in the range of 8,000 mt to 10,000 mt for the full year across its Mountain Pass, Sillamäe and Tolleson facilities, which does not include production from its newly acquired Molycorp Canada operations.  The Company continues to believe it is well positioned for year-over-year sales growth given the Mountain Pass ramp-up, existing customer orders, a growing pipeline of global business opportunities, and its acquisitions.

Capital expenditures for Project Phoenix Phase 1 and Phase 2, commissioning and start-up, and other capital projects at our Molycorp Mountain Pass facility are expected to be approximately $289 million on an accrual basis for the remainder of 2012. All other capital expenditures across the Company (including Molycorp Canada) are expected to be approximately $17 million for the remainder of 2012.

All of the amounts for future capital spending described above are estimates that are subject to change as the projects are further developed. The Company is encountering cost pressures on its projects and has initiated measures to mitigate certain adverse cost trends. The Company may incur additional costs, which may be material, if its mitigation measures are not successful.

The Company expects to fund operating expenses, working capital, capital expenditures and other cash requirements from its available cash balances, anticipated cash flow from operations, and other financing arrangements. Based on our on-going monitoring of the rare earth industry and our business, we expect that our cash flow from operations for the remainder of 2012 will likely be less than we expected. Accordingly, we will need to secure additional financing for a substantial portion of our remaining 2012 capital expenditures and other cash requirements. For example, we are in negotiations with various third-parties with respect to potential equipment leasing arrangements, asset-based revolving credit facilities and other debt financing arrangements. We cannot assure you that we will be able to obtain any such financing on commercially acceptable terms or at all.
If we are unable to raise sufficient capital through public or private securities offerings, or other alternative sources of financing, we will implement a short-term business plan in 2012. Under this plan, discretionary capital expenditures, and if necessary, non-discretionary capital expenditures will be curtailed during the second half of the year.

2012 MARKET DYNAMICS

During the second quarter of 2012, prices for most of our products have stabilized or declined at a much slower pace than earlier in the year. We believe this trend may continue in the third and fourth quarter of 2012, although there can be no assurance.
Commenting on recent market conditions, Smith said:  “The diversity of our vertical integration strategy is showing its value, as we have observed strengthening markets for certain downstream rare earth products, including bonded magnetic powders produced by Molycorp Magnequench. On the whole, pricing of rare earth oxides have flattened, although the floor remains soft in certain Japanese supply chains. We believe that these supply chains will continue to de-stock over the second half of 2012.

The longer-term supply and demand picture remains tight as Chinese regulations increase and the industry continues to consolidate within China. Molycorp remains well positioned to fulfill the demand gap as it brings reliable supply online from Project Phoenix."

Smith continued: "We see motor miniaturization and the ongoing increase in hybrid electric and full electric vehicle sales, driven by the need for increased global fuel efficiency, as a key growth driver for our industry.  We anticipate the continuing stabilization of pricing and, more importantly, Molycorp's availability of supply as having a positive impact on the growing demand of neodymium-iron-boron (NdFeB) magnets in the automotive space.  Design engineers should not worry any longer about uncertainty of supply."

CONFERENCE CALL TODAY AT 4:30 P.M. EASTERN

Molycorp will conduct a conference call today to discuss these results at 4:30 p.m. EST, hosted by Mark Smith, Chief Executive Officer, and Michael Doolan, Executive Vice President and Chief Financial Officer.  Investors interested in participating in the live call from the U.S. should dial +1 (866) 783-2139 and reference passcode number 62830722. Those calling from outside the U.S. should dial +1 (857) 350-1598 and use the same confirmation number.

There will also be a simultaneous live audio webcast available on the Investor Relations section of the Company’s website at www.molycorp.com/investors. The webcast will be archived on the website.

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FINANCIAL STATEMENTS AND SUPPLEMENTARY TABLES

TABLE 1: BALANCE SHEET

MOLYCORP, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share and per share amounts)

	June 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$369,262	$418,855
Restricted cash	4,951	—
Trade accounts receivable, net	118,402	70,679
Inventory	319,872	111,943
Deferred charges	16,627	7,318
Deferred tax assets	9,179	—
Income tax receivable	28,648	10,514
Prepaid expenses and other current assets	46,038	19,735
Total current assets	912,979	639,044
Non-current assets:
Deposits	23,283	23,286
Property, plant and equipment, net	1,153,304	561,628
Inventory	10,445	4,362
Intangible assets, net	491,927	3,072
Investments	55,339	20,000
Deferred tax assets	1,704	—
Goodwill	505,003	3,432
Other non-current assets	5,244	301
Total non-current assets	2,246,249	616,081
Total assets	$3,159,228	$1,255,125
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$287,928	$161,587
Accrued expenses	56,605	12,898
Income tax payable	25,013	—
Deferred tax liabilities	692	1,356
Debt and capital lease obligations	263,569	1,516
Other current liabilities	3,807	1,266
Total current liabilities	637,614	178,623
Non-current liabilities:
Asset retirement obligation	20,162	15,145
Deferred tax liabilities	172,715	18,899
Debt and capital lease obligations	850,319	196,545

	June 30, 2012	December 31, 2011
Derivative liability	9,148	—
Pension liabilities	2,835	—
Other non-current liabilities	3,404	683
Total non-current liabilities	1,058,583	231,272
Total liabilities	$1,696,197	$409,895
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 350,000,000 shares authorized at June 30, 2012	110	84
Preferred stock, $0.001 par value; 5,000,000 shares authorized at June 30, 2012	2	2
Additional paid-in capital	1,518,347	838,547
Accumulated other comprehensive loss	(10,172)	(8,481)
(Deficit) retained earnings	(61,697)	15,078
Total Molycorp stockholders’ equity	1,446,590	845,230
Noncontrolling interests	16,441	—
Total stockholders’ equity	1,463,031	845,230
Total liabilities and stockholders’ equity	$3,159,228	$1,255,125

TABLE 2: INCOME STATEMENT

MOLYCORP, INC.
Consolidated Statements of Operations and Comprehensive Income
(In thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2012	2011	2012	2011
Sales	$104,577	$99,615	$189,047	$125,876
Costs of sales:
Costs excluding depreciation and amortization	(103,569)	(40,348)	(153,641)	(55,069)
Depreciation and amortization	(5,081)	(2,575)	(8,452)	(4,531)
Gross (loss) profit	(4,073)	56,692	26,954	66,276
Operating expenses:
Selling, general and administrative	(23,070)	(10,476)	(47,253)	(19,175)
Corporate development	(14,925)	(2,042)	(18,305)	(3,317)
Depreciation, amortization and accretion	(2,279)	(523)	(2,637)	(840)
Research and development	(6,049)	(1,753)	(9,699)	(3,017)
Operating (loss) income	(50,396)	41,898	(50,940)	39,927
Other income (expense):
Other (expense) income	(30,980)	133	(37,558)	(35)
Foreign exchange (losses) gains, net	(2,789)	42	(1,185)	42
Interest (expense) income, net	(9,805)	70	(9,720)	210
	(43,574)	245	(48,463)	217
(Loss) income before income taxes and equity earnings	(93,970)	42,143	(99,403)	40,144
Income tax benefit	27,303	6,612	29,485	6,413
Equity in results of affiliates	(257)	—	(484)	—
Net (loss) income	(66,924)	48,755	(70,402)	46,557
Net income attributable to noncontrolling interest	(680)	(968)	(680)	(968)
Net (loss) income attributable to Molycorp stockholders	$(67,604)	$47,787	$(71,082)	$45,589

Net (loss) income	$(66,924)	$48,755	$(70,402)	$46,557
Other comprehensive income:
Foreign currency translation adjustments	(4,221)	1,324	(1,691)	1,324
Comprehensive (loss) income	$(71,145)	$50,079	$(72,093)	$47,881
Comprehensive (loss) income attributable to:
Molycorp stockholders	(70,465)	48,980	(71,413)	46,782
Noncontrolling interest	(680)	1,099	(680)	1,099
	$(71,145)	$50,079	$(72,093)	$47,881
Weighted average shares outstanding (Common shares)
Basic	99,175,285	83,847,119	93,090,872	83,054,811
Diluted	99,175,285	84,413,499	93,090,872	83,339,566
(Loss) income per share of common stock:
Basic	$(0.71)	$0.54	$(0.82)	$0.50
Diluted	$(0.71)	$0.53	$(0.82)	$0.50

TABLE 3: STATEMENT OF CASH FLOWS

MOLYCORP, INC
Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Six months ended
	June 30, 2012	June 30, 2011
Cash flows from operating activities:
Net (loss) income	$(70,402)	$46,557
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and accretion	11,188	5,895
Deferred income tax benefit	(12,131)	(13,481)
Inventory write-downs	26,106	1,585
Stock-based compensation expense	1,900	3,386
Foreign currency transaction losses, net	1,214	—
Unrealized loss on derivatives	—	—
Allowance for doubtful accounts	2,500	—
Equity results of affiliates	484	—
Other operating adjustments and write-downs	(66)	(113)
Net change in operating assets and liabilities	(25,174)	(12,471)
Net cash (used in) provided by operating activities	(64,381)	31,358
Cash flows from investing activities:
Cash paid in connection with acquisitions, net of cash acquired	(591,011)	(20,021)
Investment in joint venture	(14,805)	—
Deposits	(488)	10,700
Capital expenditures	(403,932)	(79,291)
Other investing activities	2	(33)
Net cash used in investing activities	(1,010,234)	(88,645)
Cash flows provided by financing activities:
Capital contributions	390,225	—
Repayments of short-term borrowings—related party	—	(1,688)
Repayments of debt	(2,188)	(2,958)
Net proceeds from sale of preferred stock	—	199,642
Net proceeds from sale of Senior Notes	635,373	—
Net proceeds from sale of Convertible Notes	—	223,100
Payments of preferred dividends	(5,693)	(3,320)
Proceeds from debt	9,745	6,288
Other financing activities	(2,394)	(22)
Net cash provided by financing activities	1,025,068	421,042
Effect of exchange rate changes on cash	(46)	97
Net change in cash and cash equivalents	(49,593)	363,852
Cash and cash equivalents at beginning of the period	418,855	316,430
Cash and cash equivalents at end of period	$369,262	$680,282

TABLE 4: SEGMENT INFORMATION

Three months ended and at June 30, 2012 (In thousands)	Molycorp Mountain Pass	Molycorp Silmet	MMA	Molycorp Canada	Eliminations(a)	Corporate and other(b)	Total Molycorp, Inc.
Sales:
External	$16,533	$31,541	$12,870	$43,633	$—	$—	$104,577
Intersegment	400	712	—	14	(1,126)	—	—
Total sales	16,933	32,253	12,870	43,647	(1,126)	—	104,577
Cost of sales:
Costs excluding depreciation and amortization	(22,277)	(37,947)	(17,112)	(37,703)	11,470	—	(103,569)
Depreciation and amortization	(2,229)	(1,526)	(79)	(1,247)	—	—	(5,081)
Gross (loss) profit	(7,573)	(7,220)	(4,321)	4,697	10,344	—	(4,073)
Operating expenses:
Selling, general and administrative	(9,041)	(1,510)	(116)	(1,737)	—	(10,666)	(23,070)
Corporate development	—	—	—	—	—	(14,925)	(14,925)
Depreciation, amortization and accretion	(365)	(77)	—	(1,813)	—	(24)	(2,279)
Research and development	(2,006)	(359)	—	(1,175)	—	(2,509)	(6,049)
Operating (loss) income	(18,985)	(9,166)	(4,437)	(28)	10,344	(28,124)	(50,396)
Interest expense	—	(177)	(175)	(828)	—	(8,625)	(9,805)
Other income (expense)	21	(2,385)	8	(478)	—	(30,935)	(33,769)
(Loss) income before income taxes and equity earnings (loss)	$(18,964)	$(11,728)	$(4,604)	$(1,334)	$10,344	$(67,684)	$(93,970)
Equity (loss) earnings in results of affiliates	$(15,754)	$—	$—	$309	$15,754	$(566)	$(257)
Total assets	$433,808	$79,185	$20,174	$1,746,876	$(80,988)	$960,173	$3,159,228
Investment in equity method affiliates	$14,011	$—	$—	$19,053	$—	$—	$33,064
Capital expenditures (c)	$228,787	$5,254	$—	$832	$—	$—	$234,873

TABLE 5: EARNINGS PER SHARE

(In thousands, except share and per share amounts)	Three Months Ended June 30, 2012	Three Months Ended June 30, 2011
Net (loss) income attributable to Molycorp stockholders	$(67,604)	$47,787
Dividends on Convertible Preferred Stock	(2,846)	(2,846)
(Loss) income attributable to common stockholders	(70,450)	44,941
Weighted average common shares outstanding—basic	99,175,285	83,847,119
Basic (loss) earnings per share	$(0.71)	$0.54
Weighted average common shares outstanding—diluted	99,175,285	84,413,499
Diluted (loss) earnings per share	$(0.71)	$0.53

(In thousands, except share and per share amounts)	Six Months Ended June 30, 2012	Six Months Ended June 30, 2011
Net (loss) income attributable to Molycorp stockholders	$(71,082)	$45,589
Dividends on Convertible Preferred Stock	(5,693)	(4,269)
(Loss) income attributable to common stockholders	(76,775)	41,320
Weighted average common shares outstanding—basic	93,090,872	83,054,811
Basic (loss) earnings per share	$(0.82)	$0.50
Weighted average common shares outstanding—diluted	93,090,872	83,339,566
Diluted (loss) earnings per share	$(0.82)	$0.50

TABLE 6: PRODUCT REVENUE, VOLUME, ASPS

Product Revenues, Volumes
	Three Months Ended June 30,
Revenues (in thousands)	2012	2011
REO Equivalent Products
Molycorp Mountain Pass, Silmet Selected Products
Neodymium/Praseodymium Products	$11,581	$26,464
Lanthanum Products	8,936	16,792
Cerium Products	10,896	31,235
Consolidated Segments
Other Rare Earth Products (1)	22,270	1,099
Rare Earth Alloys	8,984	7,182
Subtotal REO Equivalent	62,667	82,772

Rare Metals (2)	17,470	13,525
Neo Powders	18,662	—
Other (3)	5,778	3,318
Total Net Revenues	$104,577	$99,615

	Three Months Ended June 30,
Volumes (in metric tons)	2012	2011
REO Equivalent Products
Molycorp Mountain Pass, Silmet Selected Products
Neodymium/Praseodymium Products	148	182
Lanthanum Products	429	427
Cerium Products	350	351
Consolidated Segments
Other Rare Earth Products (1)	242	13
Rare Earth Alloys	25	43
Subtotal REO Equivalent	1,194	1,016

Rare Metals (2)	93	79
Neo Powders	368	—
Other (3)	146	1,419
Total Product Volumes	nm	nm

	Three Months Ended June 30,
Avg Selling Price per kilogram	2012	2011
REO Equivalent Products
Molycorp Mountain Pass, Silmet Selected Products
Neodymium/Praseodymium Products	$78	$145
Lanthanum Products	21	39
Cerium Products	31	89
Consolidated Segments
Other Rare Earth Products1	92	85

Rare Earth Alloys	359	167
Subtotal REO Equivalent	52	81

Rare Metals (2)	188	171
Neo Powders	51	—
Other (3)	40	2
Average Selling Price	nm	nm

nm = not material
1. Other rare earth products consists of: dysprosium, europium, gadolinium, samarium, terbium, yttrium, yttrium-europium co-precipitates, rare earth fluorides; and neodymium, praseodymium, lanthanum, and cerium from Molycorp Canada.

2. Rare metals consist of niobium, tantalum, gallium, indium and rhenium.
3. Other non-rare earth products consists of: zirconium oxides and salts, mixed rare earth/zirconium oxides, specialty alloys, small metals and metal. These volumes are not REO equivalent, but metric tons.

TABLE 7: NON-GAAP ADJUSTED NET INCOME RECONCILIATION

Molycorp, Inc.
Non-GAAP financial measures
Adjusted Net Loss

(In thousands, except per share data)	Three Months Ended June 30,
2012
Net loss attributable to Molycorp stockholders	$(67,604)
Certain non-cash and other items:
Stock-based compensation	1,075
Inventory write-downs	19,542
Impact of purchase accounting on cost of inventory sold, net of tax	8,361

Out of the ordinary items:
Water removal	4,532
Project Phoenix non-capitalizable costs	4,278

Business Expansion items:
Due diligence and other transaction costs	53,756
Other business expansion expenses	3,466
Income tax effect of above adjustments	(27,553)
Adjusted net loss	$(147)
Dividends on Convertible Preferred Stock	(2,846)
Adjusted net loss attributed to common stockholders for dilutive EPS purposes	(2,993)
Weighted average diluted shares outstanding	99,175,285
Adjusted diluted net loss per share	$(0.03)

 NON-GAAP ADJUSTED NET INCOME

Adjusted EPS is a non-GAAP measure that excludes certain non-cash items and other out-of-ordinary operational and business expansion items. The Company’s management believes adjusting out these items, including but not limited to purchase accounting adjustments, stock-based compensation, out-of-ordinary expenses/income and other miscellaneous charges is useful to investors because it provides an overall understanding of the Company’s historical financial performance and future prospects. Management believes adjusted EPS is an indication of the Company’s base-line performance. Exclusion of these items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance.

# # #

FOR MORE INFORMATION:

Company Contacts:

Jim Sims, +1 (303) 843-8062
Vice President Corporate Communications
Jim.Sims@Molycorp.com

Brian Blackman, +1 (303) 843-8021
Senior Manager, Investor Relations
Brian.Blackman@Molycorp.com

ABOUT MOLYCORP

Molycorp is a leading rare earths and rare metals company, and combines a world-class rare earth resource at Mountain Pass, California, with world-class ultra-high-purity rare earth and rare metal materials processing capabilities. With 26 locations across 11 countries, Molycorp is vertically integrated across the global rare earth mine-to-magnetics supply chain. It produces rare earth magnetic materials as well as a variety of high-purity, custom engineered products from 13 different rare earths (lights and heavies) as well as five rare metals (gallium, indium, rhenium, tantalum and niobium), and the transition metals yttrium and zirconium.  Through its Molycorp Magnequench subsidiary, the Company is a leading global producer of neodymium-iron-boron (NdFeB) magnet powders, used to manufacture bonded NdFeB permanent rare earth magnets.  Through its joint venture with Daido Steel and Mitsubishi Corporation, Molycorp expects to begin manufacturing next-generation, sintered NdFeB permanent rare earth magnets in early 2013.  The rare earths and rare metals materials that Molycorp produces are critical inputs in wide variety of existing and emerging applications, including the following: advanced transportation technologies, such as hybrid electric, plug-in hybrid electric, and all-electric vehicles; clean energy technologies, such as solar and wind power systems; energy efficiency technologies, such as high efficiency motors and appliances, compact fluorescent lights, and color displays; computing and communications applications, including fiber optics, lasers, and hard disk drives; defense and aerospace applications, such as satellites, guidance and control systems, and global positioning systems; and advanced water treatment technologies for use in municipal wastewater, industrial wastewater, pool & spa, and outdoor recreation applications. For more information please visit www.molycorp.com.

SAFE HARBOR STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements that represent Molycorp's beliefs, projections and predictions about future events or Molycorp's future performance. Forward-looking statements can be identified by terminology such as “may,” “will,” “would,” “could,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms or other similar expressions or phrases. These forward-looking statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause Molycorp's actual results, performance or achievements or industry results to differ materially from any future results, performance or achievement described in or implied by such statements.

Factors that may cause actual results to differ materially from expected results described in forward-looking statements include, but are not limited to: the potential need to secure additional capital to implement Molycorp's business plans, and Molycorp's ability to successfully secure any such capital; Molycorp's ability to complete its planned capital projects, such as its initial modernization and expansion efforts, including the accelerated start-up of the Molycorp Mountain Pass facility, which management refers to as Project Phoenix Phase 1, and the second phase capacity expansion plan, which management refers to as Project Phoenix Phase 2, and reach full planned production rates for REO and other planned downstream products, in each case within the projected time frame; the success of Molycorp's cost mitigation efforts in connection with Project Phoenix, which if unsuccessful, might cause its costs to exceed budget; the final costs of Molycorp's planned capital projects, such as Project Phoenix Phase 1 and Project Phoenix Phase 2, which may differ from estimated costs; Molycorp's ability to successfully integrate Neo Material Technologies, Inc. (now Molycorp Canada), with its operations; Molycorp's ability to achieve fully the strategic and financial objectives related to the acquisition of Molycorp Canada, including the acquisition's impact on Molycorp's financial condition and results of operations; and unexpected costs or liabilities that may arise from the acquisition, ownership or operation of Molycorp Canada. Also as a result of the Molycorp Canada acquisition, Molycorp's business performance may be materially affected by a number of other factors and uncertainties including, but not limited to: the rate of exchange of the U.S. dollar to the Canadian dollar, the Japanese yen, and the Chinese Renminbi; new products pricing; the competitive environment for these new products; unexpected actions of domestic and foreign governments; and various events which could disrupt operations, including natural events and other risks. Other risk factors and uncertainties that may cause actual results to differ materially from expected results include: uncertainties associated with Molycorp's reserve estimates and non-reserve deposit information, including estimated mine life and annual production; uncertainties related to feasibility studies that provide estimates of expected or anticipated costs, expenditures and economic returns, REO prices, production costs and other expenses for operations, which are subject to fluctuation; uncertainties regarding global supply and demand for rare earths materials; uncertainties regarding the results of Molycorp's exploratory drilling programs; Molycorp's ability to enter into additional definitive agreements with its customers and its ability to maintain customer relationships; Molycorp's sintered neodymium-iron-boron rare earth magnet joint venture's ability to successfully manufacture magnets within its expected timeframe; Molycorp's ability to successfully integrate other acquired businesses; Molycorp's ability to maintain appropriate relations with unions and employees; Molycorp's ability to successfully implement its “mine-to-magnets” strategy; environmental laws, regulations and permits affecting Molycorp's business, directly and indirectly, including, among others, those relating to mine reclamation and restoration, climate change, emissions to the air and water and human exposure to hazardous substances used, released or disposed of by Molycorp; and uncertainties associated with unanticipated geological conditions related to mining.

For more information regarding these and other risks and uncertainties that Molycorp may face, see the section entitled “Risk Factors” of the Company's Annual Report on Form 10-K for the year ended December 31, 2011 and of the Company's Quarterly Reports on Form 10-Q. Any forward-looking statement contained in this release or the Annual Report on Form 10-K or the Quarterly Reports on Form 10-Q reflects Molycorp's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to Molycorp's operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. Molycorp assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law.